                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                              Northeast Utilities
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                               Theresa H. Allsop
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                  [LOGO OF NORTHEAST UTILITIES APPEARS HERE]

   --------------------------------------------------------------------
                      1995 ANNUAL MEETING OF SHAREHOLDERS

   --------------------------------------------------------------------

Dear Shareholder:

  It is my pleasure to invite you to attend the 1995 Annual Meeting of Share-holders of Northeast Utilities. The meeting will be held on Tuesday, May 23, 1995, at 10:00 a.m., at the Clarion Somerset Hotel, Nashua, New Hampshire, which is located at Exit 8 off Route 3 (directions are on reverse side).

  Information concerning the matters to be acted upon at the meeting is pro-vided in the accompanying Notice of Annual Meeting and Proxy Statement. In ad-dition, our meeting agenda will include a discussion of the operations of Northeast Utilities system companies and a question and answer period.

  Whether or not you plan to attend the meeting, it is important that you com-plete, date, sign and return your proxy in the enclosed envelope as soon as possible. This will ensure that your shares will be represented at the meeting in accordance with your wishes.

                                          Very truly yours,
                                          /s/  William B. Ellis
                                          William B. Ellis
                                          Chairman of the Board

April 3, 1995

                          THE CLARION SOMERSET HOTEL
                              2 SOMERSET PARKWAY
                          NASHUA, NEW HAMPSHIRE 03063

FROM HARTFORD:

  Take Interstate 84 (I-84) east to Sturbridge, Massachusetts and the Massa-chusetts Turnpike. Take the turnpike east 10 miles to exit 10, Interstate 290 (I-290). Take I-290 east through Worcester, Massachusetts to Interstate 495 (I-495). Take I-495 north to Route 3 (Everett Turnpike) in Lowell, Massachu-setts and travel north for approximately 30 minutes. Take exit 8, 101-A, Am-herst. At the second set of lights, take a left. The hotel is on the left side of the road. (Approximately 2 1/2 hours from Hartford).

FROM NEW YORK CITY:

  Take Interstate 95 (I-95) north to New Haven, Connecticut. In New Haven, exit onto Interstate 91 (I-91) north. Follow I-91 to Hartford and then take exit 29 (North Routes 5 and 15 to I-84 east) onto I-84 east. Once on I-84, follow directions from Hartford, above. (Approximately 5 hours from New York
City).

FROM MAINE:

  Take I-95 south to Route 101 west. Follow 101 west to Interstate 293 (I-293) to Route 3 (Everett Turnpike) south, to exit 8, 101-A, Amherst. At the second set of lights, take a left. The hotel is on the left side of the road. (Ap-proximately 2 hours from Portland, Maine).

FROM BURLINGTON, VERMONT AND NORTH POINTS:

  Take Interstate 89 to Interstate 93 south to the Hooksett toll booth. Take a left at fork and continue south on I-293 to Route 3 (Everett Turnpike) south, to exit 8, 101-A, Amherst. At the second set of lights, take a left. The hotel is on the left. (Approximately 3 1/2 hours from Burlington).

FROM ALBANY, NEW YORK AND BRATTLEBORO, VERMONT:

  Take Route 9 east to Route 101, Keene, New Hampshire. Follow Route 101 east approximately 1 hour to Route 101-A east (Milford). Take 101-A into Nashua, watch for the Ground Round Restaurant on the left. Stay in left-hand lane and take the next left onto Somerset Parkway. The hotel is on the right. (Approxi-mately 3 hours from Albany).

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MAY 23, 1995

To the Shareholders of Northeast Utilities:

  The Annual Meeting of Shareholders of Northeast Utilities will be held on Tuesday, May 23, 1995, at 10:00 a.m., at the Clarion Somerset Hotel, Nashua, New Hampshire, which is located at Exit 8 off Route 3, for the following pur-poses:

  1. To fix the number of Trustees at thirteen;

  2. To elect thirteen Trustees for the ensuing year;

  3. To ratify the selection of Arthur Andersen LLP as independent auditors for 1995; and

  4. To transact any other business that may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on March 24, 1995 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

  You are cordially invited to be present at the meeting and to vote. Whether or not you plan to attend the meeting, please complete, date and sign the en-closed proxy and return it in the envelope enclosed for that purpose.

                                        By order of the Board of Trustees,

                                                   /s/ Robert P. Wax

107 Selden Street                                  Robert P. Wax
Berlin, Connecticut                                  Secretary

Mailing Address:
 Post Office Box 270
 Hartford, Connecticut 06141-0270

April 3, 1995

-------------------------------------------------------------------------------
                                   IMPORTANT

  SHAREHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF FOLLOW-UP LETTERS TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES.

-------------------------------------------------------------------------------

                                PROXY STATEMENT

                           1. NUMBER OF TRUSTEES

                           2. ELECTION OF TRUSTEES

 The accompanying proxy is solicited on behalf of the Board of Trustees of Northeast Utilities for use at the Annual Meeting of Shareholders to be held on May 23, 1995, and at any adjournment thereof.

 Please read this proxy statement and fill in, date, sign and return the en-closed form of proxy. The proxy may be revoked at any time before it is voted by filing a letter with the Secretary of Northeast Utilities or by a duly exe-cuted proxy bearing a later date. Properly executed proxies not revoked will be voted according to their terms.

 Only holders of common shares of record at the close of business on March 24, 1995 (the record date) are entitled to receive notice of and to vote at the meeting or any adjournment thereof. On that date, there were 134,210,441 com-mon shares outstanding. Each such share is entitled to one vote on each matter to be voted on at the Annual Meeting of Shareholders.

 The principal office of Northeast Utilities is located at 174 Brush Hill Ave-nue, West Springfield, Massachusetts. The general office of Northeast Utili-ties and its subsidiaries is located at 107 Selden Street, Berlin, Connecticut (mailing address: Post Office Box 270, Hartford, Connecticut 06141-0270). This proxy statement and the accompanying form of proxy are being mailed to share-holders commencing April 3, 1995.

 An affirmative vote of a majority of the common shares outstanding as of the record date will be required to fix the number of Trustees at thirteen and to elect the thirteen nominees named below.
 Unless a shareholder specifies otherwise, the enclosed proxy will be voted to fix the number of Trustees for the ensuing year at thirteen and to elect the thirteen nominees named below as Trustees to serve until the next Annual Meet-ing and until their successors have been elected and shall have qualified. In accordance with the Board's retirement policy for Trustees, Mr. Donald J. Don-ahue and Mr. Eugene D. Jones, who have served as Trustees since 1983 and 1973, respectively, are not nominees for re-election. The nominees who have not been previously elected as Trustees by the shareholders are Messrs. Alfred F. Boschulte and John F. Turner.

 If one or more of the nominees should become unavailable for election, the proxy may be voted for a substitute person or persons. However, there is no reason to anticipate that any of the nominees will not be available.

 Set forth below is each nominee's name, age, date first elected as a Trustee, and a brief summary of the nominee's business experience during the past five years.

 THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE TO FIX THE NUMBER OF TRUSTEES AT THIRTEEN AND FOR ELECTION OF THE THIRTEEN NOMINEES LISTED BELOW.

[PHOTO OF       ALFRED F. BOSCHULTE
 ALFRED F.      (52 YEARS)
 BOSCHULTE      President of TOMCOM L.P., Orangeburg, New York (a joint serv-
 APPEARS        ices organization of the wireless communications partnership
 HERE]          formed by AirTouch Communications, Bell Atlantic, NYNEX and US
                West). Previously President and Chairman of NYNEX Mobile Com-munications. Mr. Boschulte is Chairman of the Board of MobiLink, Chairman of the Cellular Foundation of the Cellular
                Telecommunications Industry Association (CTIA) and a member of the CTIA Board of Directors. He is a member of the Boards of INROADS Fairfield-Westchester Counties, Inc. and Westchester
                Council of Arts, and a member of the Institute of Electrical and Electronic Engineers. He is a Trustee of the National
                Board of the Boys & Girls Clubs of America and a member of the Board of Trustees of the State University of New York at Pur-chase.

[PHOTO OF      COTTON MATHER CLEVELAND
 COTTON        (42 YEARS) 1992
 MATHER        President of Mather Associates, New London, New Hampshire (a
 CLEVELAND     firm specializing in human resources and organizational devel-
 APPEARS HERE] opment). Ms. Cleveland is also Executive Director of Leadership
               New Hampshire. She is a Director of Bank of Ireland First Hold-ings, First NH Banks, Inc. and the National Grange Mutual In-surance Company. She was formerly Co-Chair of the Governor's
               Commission on New Hampshire in the 21st Century. Ms. Cleveland has served on the University System of New Hampshire Board of Trustees as Chair, Vice Chair and member. She was also an In-corporator for the New Hampshire Charitable Foundation and is currently an Incorporator for The Montshire Museum and for the Upper Valley Community Foundation.



[PHOTO OF      GEORGE DAVID
 GEORGE        (52 YEARS) 1990
 DAVID         President and Chief Executive Officer and a Director of United
 APPEARS HERE] Technologies Corporation, Hartford, Connecticut (provides a range of products, systems and services to aerospace and de-fense, construction and automotive industries). Previously
               President and Chief Operating Officer of United Technologies
               Corporation. Mr. David is a Trustee of the Graduate School of
               Business Administration at the University of Virginia and of Hartford's Wadsworth Atheneum.



[PHOTO OF      WILLIAM B. ELLIS
 WILLIAM B.    (54 YEARS) 1977
 ELLIS         Chairman of the Board of Northeast Utilities and Chairman and a
 APPEARS HERE] Director of its principal subsidiaries and Emeritus Director of
               Connecticut Yankee Atomic Power Company. Previously Chairman of the Board and Chief Executive Officer of Northeast Utilities and Chairman, Chief Executive Officer and a Director of its principal subsidiaries and of Connecticut Yankee Atomic Power
               Company. He is a Director of Nuclear Electric Insurance Limit-ed, Connecticut Mutual Life Insurance Company, The Hartford
               Steam Boiler Inspection and Insurance Company, Radian Corpora-tion (a subsidiary of Hartford Steam Boiler) and the Greater
               Hartford Chamber of Commerce. Mr. Ellis is a member of the Uni-versity of Hartford's Board of Regents, the Board of The Na-tional Museum of Natural History of The Smithsonian Institution and the Science Advisory Board of The Nature Conservancy. He is
               Chairman of the Board of the Connecticut Capitol Region Growth
               Council, Inc.



[PHOTO OF      BERNARD M. FOX
 BERNARD M.    (52 YEARS) 1986
 FOX APPEARS   President and Chief Executive Officer of Northeast Utilities
 HERE]         and an officer and a Director of its principal subsidiaries and
               President and Chief Executive Officer and a Director of Con-necticut Yankee Atomic Power Company. Previously President and
               Chief Operating Officer of Northeast Utilities and of its prin-cipal subsidiary companies and of Connecticut Yankee Atomic
               Power Company. He is a Director of Shawmut National Corp., The
               Dexter Corporation, the Connecticut Business and Industry Asso-ciation, the Institute of Nuclear Power Operations, CIGNA Cor-poration, The Institute of Living, Hartford Hospital and Mount
               Holyoke College. Mr. Fox is a Fellow and Founder of the Ameri-can Leadership Forum, and a senior member of the Institute of Electrical and Electronic Engineers.

[PHOTO OF       GAYNOR N. KELLEY
 GAYNOR N.      (64 YEARS) 1994
 KELLEY         Chairman and Chief Executive Officer of The Perkin-Elmer Cor-
 APPEARS HERE]  poration, Norwalk, Connecticut (manufactures, develops and distributes analytical instruments and life science systems that are used in a variety of markets). Previously President and Chief Operating Officer of The Perkin-Elmer Corporation.
                Mr. Kelley is a member of the Boards of Directors of Hercules
                Incorporated and Clark Equipment Company. He is Chairman of the Southwestern Area (Connecticut) Commerce and Industry As-sociation and Vice Chairman of the Connecticut Business and Industry Association.



[PHOTO OF       ELIZABETH T. KENNAN
 ELIZABETH T.   (57 YEARS) 1980
 KENNAN         President of Mount Holyoke College, South Hadley, Massachu-
 APPEARS HERE]  setts, and President of Five Colleges, Incorporated. Mrs.
                Kennan is a Director of Kentucky Home Mutual Insurance, Ken-tucky Home Mutual Life Insurance Company, NYNEX Corporation,
                The Putnam Funds and Talbots. She is a member of the Folger
                Shakespeare Library Committee and a Director of the Council on Library Resources.



[PHOTO OF       DENHAM C. LUNT, JR.
 DENHAM C.      (69 YEARS) 1973
 LUNT, JR.      Chairman and a Director of Lunt Silversmiths, Greenfield, Mas-
 APPEARS HERE]  sachusetts, and a Director of Lamson and Goodnow Manufacturing
                Company and Heritage Cutlery, Inc., both subsidiaries of Lunt
                Silversmiths. Mr. Lunt is a Director of Berkshire Life Insur-ance Company.



[PHOTO OF       WILLIAM J. PAPE II
 WILLIAM J.     (63 YEARS) 1974
 PAPE II        Publisher, Waterbury Republican-American, Waterbury, Connecti-
 APPEARS HERE]  cut (newspaper). Mr. Pape is President and Treasurer of Ameri-
                can-Republican, Inc. He is a Director of Platt Bros. & Co.,
                Paper Delivery, Inc. and Greater Waterbury Health Network,
                Inc. He is a Trustee of Teikyo Post University, the Connecti-cut Policy and Economic Council, Inc. and the Waterbury
                Y.M.C.A.



[PHOTO OF       ROBERT E. PATRICELLI
 ROBERT E.      (55 YEARS) 1993
 PATRICELLI     Founder, Chairman and Chief Executive Officer of Value Health,
 APPEARS HERE]  Inc., Avon, Connecticut (provides managed health care servic-
                es). Previously Executive Vice President of CIGNA Corporation and President of CIGNA's Affiliated Businesses Group. Mr.
                Patricelli has held various positions in the federal govern-ment, including White House Fellow in 1965, counsel to a United States Senate Subcommittee, Deputy Undersecretary of the Department of Health, Education and Welfare, and Adminis-trator of the United States Urban Mass Transportation Adminis-tration. He is a member of the Boards of the United States
                Chamber of Commerce, Hartford Hospital, The Institute of Liv-ing and Wesleyan University.

[PHOTO OF       NORMAN C. RASMUSSEN
 NORMAN C.      (67 YEARS) 1977
 RASMUSSEN      Professor of Nuclear Engineering, Emeritus, Massachusetts In-
 APPEARS HERE]  stitute of Technology, Cambridge, Massachusetts. Dr. Rasmussen
                is Chairman of the M.I.T. Reactor Safeguards Committee. From
                1972 through 1975 he directed the Reactor Safety Study for the Atomic Energy Commission. He served on President Ford's Advi-sory Committee on Technology and Economic Strength and was ap-pointed by President Reagan to the National Science Board, on which he served from 1982 through 1988. He served on the Sci-entific Advisory Board for the Three Mile Island Unit 2 Clean-
                Up Fund, and served as Chairman of the Cabot Corporation LNG
                Safety Committee for 20 years. He is a Fellow of the American
                Nuclear Society and the Health Physics Society and a member of the National Academy of Engineering and the National Academy of Science. In 1989, Dr. Rasmussen was appointed to the Presi-dential Commission on Catastrophic Nuclear Accidents. He is a licensed Professional Engineer in Massachusetts.



[PHOTO OF       JOHN F. SWOPE
 JOHN F. SWOPE  (56 YEARS) 1992
 APPEARS HERE]  Of counsel to the law firm of Sheehan, Phinney, Bass & Green,
                Manchester, New Hampshire. Previously President of Chubb Life
                Insurance Company of America (retired December, 1994), Con-cord, New Hampshire. Mr. Swope is Senior Advisor to The Chubb
                Corporation on healthcare issues. He is a Director of the Pub-lic Broadcasting Service and New Hampshire Public Television and the New Hampshire Business Committee for the Arts. Mr.
                Swope is Vice Chairman of The Currier Gallery of Art and a
                Trustee of Tabor Academy and the Capitol Center for The Arts.



[PHOTO OF       JOHN F. TURNER
 JOHN F.        (52 YEARS)
 TURNER         President and Chief Operating Officer of The Conservation
 APPEARS HERE]  Fund, Arlington, Virginia (a national nonprofit organization dedicated to conservation and economic development). From 1989 to 1993, Mr. Turner was Director of the United States Fish &
                Wildlife Service in the United States Department of Interior.
                He has also served as President of the Wyoming State Senate.
                Mr. Turner is consulting with The University of Wyoming on the establishment of a School of the Environment and Natural Re-sources and is also a member of the University's College of Engineering Steering Committee. He is a member of the Board of Governors of the School of Natural Resources and the Environ-ment at the University of Michigan and the Board of Directors of Land Trust Alliance.

                   COMMITTEE COMPOSITION AND RESPONSIBILITY

 The Board of Trustees of Northeast Utilities has Audit, Executive, Finance and Corporate Responsibility Committees and a Committee on Organization, Com-pensation and Board Affairs. Following each meeting, the Committees report to the Board. The Board of Trustees does not have a Nominating Committee.

 The Audit Committee meets independently with the internal and independent au-ditors of Northeast Utilities and its subsidiaries to review the auditors' ac-tivities, procedures and recommendations. The Committee recommends annually the appointment of Northeast Utilities' independent auditors for the coming year. The Audit Committee met three times in 1994. The members of the Commit-tee are Messrs. Donahue (Chairman), David, Jones, Pape, Patricelli, Rasmussen and Swope, none of whom is an employee of Northeast Utilities or its subsidi-aries.

 The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations set forth in Northeast Utilities' Decla-ration of Trust, during the intervals between meetings of the Board. The Com-mittee met four times in 1994. The members of the Committee are Messrs. Ellis (Chairman), Donahue, Fox, Jones, Lunt, Pape and Swope and Mrs. Kennan. Other than Messrs. Ellis and Fox, no committee member is an employee of Northeast Utilities or its subsidiaries.

 The Finance Committee reviews and makes recommendations as to financial mat-ters that may affect Northeast Utilities and its subsidiaries. The Committee met twice in 1994. The members of the Committee are Messrs. Ellis (Chairman), Donahue, Fox, Lunt, Kelley, Rasmussen and Swope and Ms. Cleveland. Other than Messrs. Ellis and Fox, no committee member is an employee of Northeast Utili-ties or its subsidiaries.

 The Corporate Responsibility Committee reviews the policies and practices of Northeast Utilities and its subsidiaries that have broad social or community significance. The Committee met four times in 1994. The members of the Commit-tee are Messrs. Rasmussen (Chairman), Kelley, Pape and Patricelli and Mmes. Cleveland and Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries.

 The Committee on Organization, Compensation and Board Affairs reviews and ad-justs, as appropriate, the compensation policies of Northeast Utilities and its subsidiaries. The Committee is also responsible for reviewing policies af-fecting the organization of Northeast Utilities and its subsidiaries. The Com-mittee on Organization, Compensation and Board Affairs met three times in 1994. The members of the Committee are Messrs. Jones (Chairman), David, Lunt, Pape, Patricelli and Rasmussen and Mmes. Cleveland and Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries. A report from this Committee with respect to executive compensation is included in this proxy statement.

 In 1994, the Board of Trustees held 10 meetings. Committees of the Board held a total of 16 meetings. All members of the Board of Trustees, except Mr. Da-vid, attended 75 percent or more of the aggregate number of meetings of the Board and the committees of which they were members. While Trustees make every effort to attend meetings of the Board and committees of the Board of which they are members, there are instances when, for compelling reasons, they are unable to attend those meetings. The Board of Trustees believes that atten-dance percentage information is not of itself a meaningful indicator of the quality or importance of a Trustee's contribution to the Board.

              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                     COMMON STOCK OWNERSHIP OF MANAGEMENT

 The following table provides information with respect to persons who are known to Northeast Utilities to beneficially own more than five percent of the common shares of Northeast Utilities. Northeast Utilities has no other class of voting securities.

        NAME AND ADDRESS                        AMOUNT AND NATURE OF PERCENT OF
        OF BENEFICIAL OWNERS                    BENEFICIAL OWNERSHIP   CLASS
        --------------------                    -------------------- ----------
        Mellon Bank Corporation                      15,943,680(1)     11.88%
        and Subsidiaries
        One Mellon Bank Center
        Pittsburgh, PA

        Bankers Trust New York Corporation and        7,876,082(2)      5.87%
        Subsidiaries
        280 Park Avenue
        New York, NY

-------

(1) According to an amendment to Schedule 13G dated February 2, 1995, Mellon Bank Corporation and its subsidiaries hold 15,943,680 common shares of Northeast Utilities. According to the Schedule 13G, 14,146,663 of these shares are held by Mellon Bank, N.A., a subsidiary of Mellon Bank Corpora-tion, in its capacity as trustee under the Northeast Utilities Service Company Supplemental Retirement and Savings Plan (the 401(k) Plan). Par-ticipating employees may direct the trustee as to voting of shares allo-cated to their 401(k) Plan accounts. Shares that have not been allocated to plan participants' accounts are voted by the trustee in the same pro-portion as it votes all the plan's shares for which directions are re-ceived. The power to dispose of such shares is restricted by the provi-sions of the 401(k) Plan. Mellon Bank, N.A. has informed Northeast Utili-ties that it disclaims beneficial ownership of all shares held by it as the 401(k) Plan trustee that have been allocated to plan participants' ac-counts and for which directions have been received and followed.

    According to the Schedule 13G, 1,797,017 shares are held by Mellon Bank Cor-poration and Mellon Bank, N.A. in various fiduciary capacities. Mellon Bank Corporation and its subsidiaries have sole voting power for 1,650,000 shares, shared voting power for 64,000 shares, sole dispositive power for 1,666,000 shares and shared dispositive power for 131,000 shares.

(2) According to a Schedule 13G dated February 15, 1995, Bankers Trust New York Corporation and its subsidiaries hold 7,876,082 common shares of Northeast Utilities. According to the Schedule 13G, 7,080,122 shares are held with sole voting power, 3,262 shares are held with shared voting pow-er, 7,872,820 shares are held with sole dispositive power, and 3,262 shares are held with shared dispositive power.

 The common stock ownership table on page 7 provides information as of Febru-ary 28, 1995, as to the beneficial ownership of the common shares of Northeast Utilities, for each nominee for Trustee, each of the five highest paid execu-tive officers of Northeast Utilities and its subsidiaries, and all Trustees and executive officers as a group. Unless otherwise noted, each nominee and executive officer has sole voting and investment power with respect to the listed shares. The numbers in parentheses reflect that portion of the benefi-cially owned shares shown for each Trustee receipt of which has been deferred to a later date and as to which the Trustee has no current voting or invest-ment power except as provided in the Northeast Utilities Deferred Compensation Plan for Trustees (see "Compensation of Trustees" on page 7).

        NAME OF BENEFICIAL                   AMOUNT AND NATURE OF   PERCENT
        OWNER                                BENEFICIAL OWNERSHIP   OF CLASS (1)
        ------------------                   --------------------   ------------
        Alfred F. Boschulte                            120
        Robert E. Busch                              7,301
        Cotton Mather Cleveland (2)                  1,673(295)
        George David                                   878
        William B. Ellis (3)                        10,360
        Bernard M. Fox (4)                          19,911
        Gaynor N. Kelley                               504(295)
        Elizabeth T. Kennan                          1,423(99)
        Denham C. Lunt, Jr. (5)                      2,786(295)
        Hugh C. MacKenzie (6)                        5,902
        John F. Opeka (7)                           18,271
        William J. Pape II                           1,977(159)
        Robert E. Patricelli                         1,418
        Norman C. Rasmussen                          1,320
        John F. Swope                                1,320
        John F. Turner                                 100
        All Trustees and executive officers
         as a group
         (19 persons)                               81,078(1,143)

-------
(1) As of February 28, 1995, the nominees for Trustee and the executive offi-cers of Northeast Utilities and its subsidiaries, as a group, beneficially owned less than one percent of the common shares outstanding.
(2) 1,157 of these shares are held in a trust.
(3) Mr. Ellis shares voting and investment power with his wife for 1,208 shares.
(4) Mr. Fox shares voting and investment power with his wife for 3,031 of these shares. In addition, Mr. Fox's wife has sole voting and investment power for 140 shares as to which Mr. Fox disclaims beneficial ownership.
(5) Mr. Lunt shares voting and investment power for 2,271 shares with a bank-ing institution under an indenture.
(6) Mr. MacKenzie shares voting and investment power with his wife for 1,361 shares.
(7) Mr. Opeka shares voting and investment power with his wife for 1,718 shares.
                           COMPENSATION OF TRUSTEES

 During 1994, each Trustee who was not an employee of Northeast Utilities or its subsidiaries was compensated at an annual rate of $17,000 cash plus 100 common shares of Northeast Utilities, and received $900 for each meeting of the Board or its committees attended. Each of the Chairmen of the Audit Com-mittee, the Corporate Responsibility Committee and the Committee on Organiza-tion, Compensation and Board Affairs were compensated during 1994 at an addi-tional annual rate of $3,000. Pursuant to the Northeast Utilities Deferred Compensation Plan for Trustees, established by the Board in 1980, Ms. Cleve-land elected to defer all cash payments for her 1994 service as a Trustee un-til termination of her service as a Trustee, at which time she will receive her deferred compensation in five annual installments.

 In December, 1994, the Board of Trustees approved changes to the Deferred Compensation Plan, and each non-employee Trustee was given the option, before the beginning of the year, to irrevocably elect to convert all or any portion of his or her 1995 annual retainer cash compensation into common shares of Northeast Utilities, to be purchased on the open market on each quarterly date of payment. Each such Trustee was also given the opportunity during December, 1994, pursuant to the Deferred Compensation Plan, to irrevocably elect to de-fer receipt of some or all cash and/or share compensation to a date beyond De-cember 31, 1995. Deferred share compensation is reflected on the accounts of the Company at a price per share equal to the closing price of a common share of Northeast Utilities on the date of payment. Messrs. Donahue, Kelley, Lunt and Pape and Mmes. Cleveland and Kennan elected to defer all or a portion of 1995 compensation under this plan.

                          SUMMARY COMPENSATION TABLE

 The following table presents the cash and non-cash compensation received by the five highest paid executive officers of Northeast Utilities, in accordance with rules of the Securities and Exchange Commission (SEC):

                                  ANNUAL COMPENSATION              LONG TERM COMPENSATION
                             ------------------------------ ------------------------------------
                                                                      AWARDS            PAYOUTS
                                                            -------------------------- ---------
                                                                                       LONG TERM
                                                    OTHER                              INCENTIVE ALL OTHER
                                                   ANNUAL    RESTRICTED  OPTIONS/STOCK  PROGRAM  COMPENSA-
NAME AND                                BONUS ($) COMPENSA-    STOCK     APPRECIATION   PAYOUTS  TION ($)
PRINCIPAL POSITION      YEAR SALARY ($) (NOTE 1)  TION ($)  AWARD(S) ($)  RIGHTS (#)      ($)    (NOTE 2)
------------------      ---- ---------- --------- --------- ------------ ------------- --------- ---------
Bernard M. Fox          1994  544,459   (Note 3)    None        None         None       115,771    4,500
 President and          1993  478,775    180,780    None        None         None        61,155    7,033
 Chief Executive        1992  424,517     54,340    None        None         None        19,493    6,860
 Officer (Note 4)
William B. Ellis        1994  457,769   (Note 3)    None        None         None       185,003    4,500
 Chairman of the Board  1993  521,250    160,693    None        None         None        87,363     None
 (Note 4)               1992  522,212     97,029    None        None         None        30,707     None
Robert E. Busch         1994  346,122   (Note 3)    None        None         None        44,073    4,500
 Executive Vice         1993  255,915     78,673    None        None         None        32,337    7,072
 President and          1992  236,654     27,934    None        None         None        10,040    6,866
 Chief Financial
 Officer
John F. Opeka           1994  283,069   (Note 3)    None        None         None        54,556    4,500
 Executive Vice         1993  277,304     58,259    None        None         None        40,014    6,875
 President--Nuclear     1992  268,958     19,644    None        None         None        14,017    6,813
 (Service Company Sub-
 sidiaries)
Hugh C. MacKenzie       1994  245,832   (Note 3)    None        None         None        40,449    4,500
 President              1993  192,502     51,765    None        None         None        28,000    5,775
 (Operating             1992  178,818     22,045    None        None         None         7,196    5,322
 Subsidiaries)

Notes:

1. Awards under the 1992 short-term program of the Northeast Utilities Execu-tive Incentive Plan (EIP) were paid in 1993 in the form of unrestricted stock. Awards under the 1993 short-term EIP program were paid in 1994 in the form of cash. In accordance with the requirements of the SEC, these awards are included as "bonus" in the years earned.

2. "All Other Compensation" consists of employer matching contributions under the 401(k) Plan, generally available to all eligible employees.

3. Awards under the short-term program of the EIP have typically been made by the Committee on Organization, Compensation and Board Affairs in April each year. Based on preliminary estimates of corporate performance, and assuming that the individual performance levels of Messrs. Busch, Opeka and MacKen-zie approximate those of other system officers, it is estimated that the five executive officers listed in the table above would receive the follow-ing awards: Mr. Fox--$303,000; Mr. Ellis--$127,000; Mr. Busch--$165,000;
   Mr. Opeka--$81,000; and Mr. MacKenzie--$108,000.

4. Mr. Fox served as President and Chief Operating Officer until July 1, 1993, when he became President and Chief Executive Officer. Mr. Ellis served as Chairman of the Board and Chief Executive Officer until July 1, 1993, when he became Chairman of the Board.

                               PENSION BENEFITS

 The following table shows the estimated annual retirement benefits payable to an executive officer of Northeast Utilities upon retirement, assuming that re-tirement occurs at age 65 and that the officer is at that time not only eligi-ble for a pension benefit under the Northeast Utilities Service Company Re-tirement Plan (the Retirement Plan) but also eligible for the "make-whole ben-efit" and the "target benefit" under the Supplemental Executive Retirement Plan for Officers of Northeast Utilities System Companies (the Supplemental
Plan). The Supplemental Plan is a non-qualified pension plan providing supple-mental retirement income to system officers. The "make-whole benefit" under the Supplemental Plan makes up for benefits lost through application of cer-tain tax code limitations on the benefits that may be provided under the Re-tirement Plan, and is available to all officers. The "target benefit" further supplements these benefits and is available to officers at the Senior Vice President level and higher who are selected by the Board of Trustees to par-ticipate in the target benefit and who remain in the employ of Northeast Util-ities companies until at least age 60 (unless the Board of Trustees sets an earlier age). Each of the executive officers of Northeast Utilities named in the Summary Compensation Table on page 8 is currently eligible for a target benefit. If an executive officer were not eligible for a target benefit at the time of retirement, a lower level of retirement benefits would be paid.
 The benefits presented are based on a straight life annuity beginning at age 65 and do not take into account any reduction for joint and survivorship annu-ity payments.

                                 YEARS OF CREDITED SERVICE
                  --------------------------------------------------------------------
FINAL AVERAGE
COMPENSATION         15             20             25             30             35
-------------     --------       --------       --------       --------       --------
$  200,000        $ 72,000       $ 96,000       $120,000       $120,000       $120,000
   250,000          90,000        120,000        150,000        150,000        150,000
   300,000         108,000        144,000        180,000        180,000        180,000
   350,000         126,000        168,000        210,000        210,000        210,000
   400,000         144,000        192,000        240,000        240,000        240,000
   450,000         162,000        216,000        270,000        270,000        270,000
   500,000         180,000        240,000        300,000        300,000        300,000
   600,000         216,000        288,000        360,000        360,000        360,000
   700,000         252,000        336,000        420,000        420,000        420,000
   800,000         288,000        384,000        480,000        480,000        480,000
   900,000         324,000        432,000        540,000        540,000        540,000
 1,000,000         360,000        480,000        600,000        600,000        600,000
 1,100,000         396,000        528,000        660,000        660,000        660,000
 1,200,000         432,000        576,000        720,000        720,000        720,000

 Final average compensation for purposes of calculating the "target benefit" is the highest average annual compensation of the participant dur- ing any 36 consecutive months compensation was earned. Compensation taken into account under the "target benefit" described above includes salary, bonus, restricted stock awards, and long-term incentive payouts shown in the Summary Compensa-tion Table, but does not include employer matching contributions under the 401(k) Plan. In the event that an officer's employment terminates because of disability, the retirement benefits shown above would be offset by the amount of any disability benefits payable to the recipient that are attributable to contributions made by Northeast Utilities and its subsidiaries under long term disability plans and policies.

 As of December 31, 1994, the five executive officers named in the Summary Compensation Table above had the following years of credited service for re-tirement compensation purposes: Mr. Fox--30, Mr. Ellis--18, Mr. Busch--21, Mr. Opeka--24, and Mr. MacKenzie--29. Assuming that retirement were to occur at age 65 for these officers, retirement would occur with 43, 29, 38, 35 and 41 years of credited service, respectively.

 In 1992, Northeast Utilities entered into agreements with Messrs. Ellis and Fox to provide for an orderly Chief Executive Officer succession. The agree-ment with Mr. Ellis calls for him to work with the Board and Mr. Fox to effect the orderly transition of his responsibilities to Mr. Fox. In accordance with the agreement, Mr. Ellis stepped down as Chief Executive Officer as of July 1, 1993. The agreement anticipates that he will resign from his position as Chairman of the Board as of August 1, 1995.

 The agreement provides that, upon his retirement, Mr. Ellis will be entitled to receive from Northeast Utilities and its subsidiaries a target benefit un-der the Supplemental Plan. His target benefit will be based on the greater of his actual final average compensation or an amount determined as if his salary had increased each year since 1991 at a rate equal to the average rate of the increases of all other target benefit participants and as if he had received incentive awards each year based on this modified salary, but with the same performance as the Chief Executive Officer at the time. The agreement also provides specified death and disability benefits for the period before Mr. Ellis's 1995 retirement.

 The agreement with Mr. Fox states that if he is terminated as Chief Executive Officer without cause, he will be entitled to specified severance pay and ben-efits. Those benefits consist primarily of (i) two years' base pay, medical, dental and life insurance benefits, (ii) a supplemental retirement benefit equal to the difference between the target benefit he would be entitled to re-ceive if he had reached the age of 55 on the termination date and the actual target benefit to which he is entitled as of the termination date, and (iii) a target benefit under the Supplemental Plan, notwithstanding that he might not have reached age 60 on the termination date and notwithstanding other forfei-ture provisions of that plan. The agreement also provides specified death and disability benefits. The agreement terminates two years after Northeast Utili-ties gives Mr. Fox a notice of termination, but no earlier than the date he becomes 55.

 The agreements do not address the officers' normal compensation and benefits, which are to be determined by the Committee on Organization, Compensation and Board Affairs and the Board in accordance with their customary practices.

                       REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

 The Board of Trustees' Committee on Organization, Compensation and Board Af-fairs (the Committee), no member of which is a former or current employee of Northeast Utilities (the Company) or its subsidiaries, administers executive compensation for all Northeast Utilities system officers at or above the vice president level (who are referred to generally as "officers" in this report). The objectives of the executive compensation programs are to establish aggres-sive corporate and individual performance goals that will add to shareholder value and that will position the Company for the competitive challenges facing the utility industry, and to set base salary and incentive compensation at levels that will allow the Company to continue to attract and reward high per-forming and innovative executive talent.

 Northeast Utilities' executive compensation philosophy was developed by the Committee in conjunction with a consultant, who is familiar with the compensa-tion practices of other utilities and industries. The Committee has adopted a strategy of increasing the ratio of incentive pay to base compensation in or-der to further tie officer pay to results and to reflect industry trends.

 Consistent with these objectives, with the assistance of an external consult-ing firm, the Committee compares the Company's total executive compensation to the total compensation paid to executives in a broad-based group of over 600 industrials nationwide, in a broad range of more than 50 utilities, and in a smaller group of utilities. The Committee uses information from the consul-tant's utility database, along with other external independent compensation studies, to set appropriate officer base salaries and to establish appropriate incentive payout targets and ranges. The consultant's database consists of companies of various revenue and customer size.(/1/)

 The Committee does not expect any impact this year as a result of the one-million dollar cap on deductible executive compensation, and will periodically re-examine this issue.

ADMINISTRATION

 The Committee holds at least three regular meetings each year to discuss ex-ecutive compensation. At these meetings, the Committee establishes incentive performance goals for officers, administers incentive plans to further these goals, and adjusts base compensation and incentive compensation plans accord-ingly. From time to time, the Committee also holds special meetings to take action with respect to other executive compensation matters as needed.

 The Committee administers the Company's incentive programs for officers. All awards are subject to Committee approval. The Committee also sets base salary levels for each officer except Messrs. Ellis and Fox, whose salaries are ap-proved by the Board of Trustees following a recommendation by the Committee. The Board accepted the Committee's recommendations for 1994.

OVERVIEW OF ANNUAL BASE SALARY

 In setting officer base salaries, the Committee reviews information about re-gional and national compensation trends, regional economic data, information about pay program adjustments for the Company's non-officer positions, and the Company's recent and projected financial performance and condition.

 Each officer's base salary is administered within the salary range appropri-ate to the individual officer's grade and is based upon the individual offi-cer's performance in such areas as customer satisfaction, plant availability, service reliability and budget performance, as well as the officer's time in his/her position.

 During 1994, the Committee approved a 3 percent increase in the 1994 base salary range structures over 1993. The Committee believes this increase is within the range implemented by other utilities in 1994.

 The Committee also met with Mr. Fox and approved a budget of 2 percent for adjusting base salaries of officers other than Mr. Fox and Mr. Ellis,

-------
/(1)/ The Committee uses two other benchmark groups of utilities in administer-ing the Company's long-term executive compensation program. The Standard and Poor's (S&P) Electric Companies Index, which is also the Index used in the share performance chart on page 14, is the comparison group for the total shareholder return measure. The Company uses a group of 18 utilities located in the northeastern region of the United States as its cost-of-service comparison group. The companies in the consultant's utility data-base are those that have provided information to the consultant in its utility practice. Because of this, there is some, but not total, overlap with the companies in the S&P Electric Companies Index and the cost-of-service comparison group.

effective May 1, 1994 and approved adjustments to each such officer's base salary. Any portion of the annual base salary adjustment that exceeds the sal-ary range going rate is delivered in a one-time lump-sum payment and is not added to the base salary compensation.

OVERVIEW OF INCENTIVE COMPENSATION

 Recognizing the valuable role that incentive compensation can play in moti-vating individual and corporate performance, the Company has chosen to compen-sate its officers using incentive programs linked to a variety of performance measures, including total shareholder return. Under the Executive Incentive Plan (EIP), new incentive programs are initiated near the beginning of each year. The programs have consisted of a series of short-term programs with one-year performance periods and long-term programs with three-year performance periods. The Committee reviews the results of incentive programs initiated in previous years at the conclusion of the specified performance cycles, and makes awards reflecting actual performance against the EIP goals.

 The Committee periodically reviews the reasonableness of both design and pay-out levels of the incentive programs to ensure their linkage to corporate per-formance and strategic objectives, and to keep the programs competitive. Corporate results for the EIP, i.e. whether and to what extent corporate goals have been attained, are audited by the Company's independent public accoun-tants.

THE 1994 SHORT-TERM INCENTIVE PROGRAM

 In January, 1994 the Committee established a 1994 short-term program under the EIP. All officers were selected as participants. Awards under this program will be in cash.

 The target payouts, i.e., the amounts that will be paid if target levels are attained for all program goals, range from 15 percent of 1994 program salary for a vice president to 25 percent of 1994 program salary for the Chief Execu-tive Officer (CEO). The 15 percent target for vice presidents represents an increase from the prior year target of 10 percent. Program salaries are the going rate for the grade of each officer. Actual short-term awards for indi-vidual officers will vary from the targets depending on fulfillment of corpo-rate goals. Short-term awards for officers other than Messrs. Ellis and Fox will further vary depending on individual performance measured against goals established for each officer at the beginning of 1994.

 The Committee sets quantifiable corporate goals in the areas of budget per-formance and return on equity (ROE). An ROE target and an operating and main-tenance budget target were established for 1994. Both goals have a threshold level, under which no amount is awarded. Each goal is weighted equally. The Committee adopted the individual goals proposed by Mr. Fox for the officers. These individual goals included such factors as capacity and unit availabili-ty, budget performance, environmental initiatives, customer satisfaction, and economic development. Pre-established weights were assigned to each officer's performance measures. Awards under this program will be made by the Committee later in 1995 following a review of corporate and individual performance re-sults.

THE 1994-1996 LONG-TERM INCENTIVE PROGRAM

 In January, 1994 the Committee established a 1994-1996 long-term program un-der the EIP. Awards under the 1994-1996 long-term incentive program will be made in Northeast Utilities common shares in 1997. All officers were selected as participants.

 The Committee increased the target payouts for the 1994-1996 program, i.e., the amounts that will be paid if target levels are attained for all program goals, 10 percentage points for those officers above the Vice President level, compared to the 1993-1995 program. The target payouts are 35 percent for the CEO, 30 percent for Group Presidents, 25 percent for Executive and Senior Vice Presidents, and 10 percent for Vice Presidents.

 The target award of each participant was set at a number of "performance share opportunity units" (PSO units), each equal in value to a common share of Northeast Utilities, which is adjusted to reflect dividends paid during the program performance cycle. At the end of the program cycle, each officer's al-located PSO units will be adjusted by the ratio of a calculated actual corpo-rate performance factor to the target corporate performance factor.

 The 1994-1996 long-term program factors are cost-of-service change relative to an eighteen utility company comparison group and total shareholder return relative to the S&P Electric Compa-nies Index. These factors are weighted equally. The cost-of-service goal will be met at target if the Company's average cost of service (COS) changes by the same percentage as the COS average of the other companies in the comparison group. The shareholder return goal will be met at target if the total return on a Northeast Utilities common share for the performance period equals the return on the S&P Electric Companies Index for the same period.

THE 1991-1993 LONG-TERM INCENTIVE PROGRAM

 The 1991-1993 long-term program goals were based on the Company's relative ranking over the period against comparable electric utilities with respect to ROE, common share market-to-book ratio, and change in cost of service. During 1991-1993, the Company substantially exceeded the target level set for these goals. Awards resulted in actual aggregate payouts of 13.73 percent relative to a 10 percent target for Vice Presidents, 20.60 percent relative to a 15 percent target for the Executive and Senior Vice Presidents, 28.6 percent rel-ative to a 20.8 percent target for Mr. Fox, and 32.0 percent relative to a
23.3 percent target for Mr. Ellis.

DISCUSSION OF CEO AND CHAIRMAN TOTAL COMPENSATION

 During 1994, the Committee, with the participation of Mrs. Cheryl W. Grise, Senior Vice President --Human Resources and Administrative Services of North-east Utilities Service Company, evaluated Mr. Fox's contributions relative to the Company's performance. This evaluation was performed for the purpose of adjusting the base salary of Mr. Fox. In establishing Mr. Fox's 1994-1995 base salary, the Committee took into account Mr. Fox's increased responsibility as CEO, the substantially improved financial performance of the Company, the com-petitive market data for CEO compensation and the overall performance of the Company in such areas as budgetary performance, plant availability and relia-bility and customer satisfaction. Based on these factors, the Committee recom-mended and the Board approved an increase of 5 percent for Mr. Fox from $525,000 per year to $551,300 per year, effective May 1, 1994. As part of the transition of responsibilities from Mr. Ellis to Mr. Fox, the Committee recom-mended and the Board adjusted Mr. Ellis's salary to $400,000 (a reduction of $100,000), effective July 3, 1994.

 During 1994, the Committee modified the target awards for Mr. Fox and Mr. El-lis under the 1991-1993 long-term EIP program on a pro rata basis to reflect Mr. Fox's promotion to CEO in July, 1993. Mr. Fox received an award of 3,084 unrestricted common shares and Mr. Ellis received an award of 4,929 unre-stricted common shares, in each case net of withholding taxes. Mr. Fox's and Mr. Ellis's estimated 1994 short-term awards are shown in the Summary Compen-sation Table.

CONCLUSION

 The Committee believes Northeast Utilities' executive compensation program appropriately links executive officer compensation to individual and corporate performance and shareholder value, is competitive with comparable companies, and is sensitive to the concerns of customers, shareholders, and other con-stituencies. The Committee believes that by increasing the ratio of incentive pay to base compensation, basing the CEO's and the Chairman's incentive com-pensation exclusively on fulfillment of corporate rather than individual goals, and incorporating performance share opportunity units under the long-term incentive program, Northeast Utilities has implemented an executive com-pensation program that is closely aligned with shareholder interests.

                                         Respectfully submitted,

                                         Eugene D. Jones, Chairman
                                         Elizabeth T. Kennan, Vice Chairman
                                         Cotton Mather Cleveland
                                         George David
                                         Denham C. Lunt, Jr.
                                         William J. Pape II
                                         Robert E. Patricelli
                                         Norman C. Rasmussen

Dated: January 24, 1995

                            SHARE PERFORMANCE CHART

 The following chart compares the cumulative total return on an investment in Northeast Utilities common shares with the cumulative total return of the Standard & Poor's (S&P) 500 Stock Index and the S&P Electric Companies Index over the last five fiscal years, in accordance with the rules of the SEC:


                              [ART APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
          AMONG Northeast Utilities, S&P 500 INDEX AND S&P Electric
                                Companies INDEX

Measurement period                S&P           NU         S&P
(Fiscal Year Covered)           Electric      Common       500
---------------------           --------     --------    --------
Measurement PT -
01/89                           $ 100        $ 100       $ 100

FYE 01/90                       $ 103        $  97       $  97
FYE 01/91                       $ 134        $ 124       $ 126
FYE 01/92                       $ 141        $ 150       $ 136
FYE 01/93                       $ 159        $ 143       $ 150
FYE 01/94                       $ 139        $ 141       $ 152


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Northeast Utilities Service Company (NUSCO), a subsidiary of Northeast Utili-ties, selected ValueRx, a subsidiary of Value Health, Inc., through a competi-tive bid process to serve as one of NUSCO's prescription drug providers under its Group Insurance Plan during 1994. The total payments made by NUSCO to ValueRx during 1994 to administer the Company's prescription drug program were $900,000. Mr. Patricelli, who is standing for re-election as a Trustee of Northeast Utilities, is Founder, Chairman and Chief Executive Officer of Value Health, Inc.

 The law firm of Sheehan, Phinney, Bass & Green rendered legal services to North Atlantic Energy Service Corporation, a subsidiary of Northeast Utili-ties, for which fees paid in 1994 totaled approximately $53,000. Mr. Swope, who is standing for re-election as a Trustee of Northeast Utilities, is of counsel to the firm.

                 3. RATIFICATION OF THE SELECTION OF AUDITORS

 The firm of Arthur Andersen LLP, independent public accountants, was selected by the Board of Trustees, and approved by the shareholders, to serve as inde-pendent auditors of Northeast Utilities and its subsidiaries for 1994.

 Pursuant to the recommendation of the Audit Committee, the Board of Trustees recommends that shareholders ratify the selection by the Board of Trustees of Arthur Andersen LLP to audit the accounts of Northeast Utilities and its sub-sidiaries for 1995.

 Representatives of Arthur Andersen LLP are expected to be present at the meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised at the meeting.

  THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                               4. OTHER MATTERS

 The Board of Trustees knows of no matters other than the foregoing to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

 Northeast Utilities' Annual Report to Shareholders for the year ended Decem-ber 31, 1994, including financial statements, is being mailed with this proxy solicitation material. An additional copy of the Annual Report will be mailed to any shareholder upon request.

                        COST OF SOLICITATION OF PROXIES

 The cost of soliciting proxies on behalf of the Board of Trustees will be borne by Northeast Utilities. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph, by Trustees, offi-cers or employees of Northeast Utilities or NUSCO, or by an independent compa-ny, Morrow & Co., Inc., which has been retained to assist in the solicitation of proxies from banks, brokerage firms, nominees and individual shareholders for a fee of $12,000 plus reimbursement for expenses. Arrangements will be made to reimburse brokerage firms, nominees, custodians and fiduciaries for expenses incurred in forwarding solicitation materials to the beneficial own-ers of common shares held as of March 24, 1995.

               MULTIPLE COPIES OF ANNUAL REPORT TO SHAREHOLDERS

 Some shareholders with multiple accounts may receive more than one Annual Re-port to Shareholders, which is costly to Northeast Utilities and may be incon-venient to those shareholders. Northeast Utilities will discontinue multiple mailings of Annual Reports to Shareholders, if the affected shareholders so request. To request discontinuance of multiple mailings of the Annual Report, please mark the designated box on the proxy card(s) for the account(s) for which Annual Report mailings may be discontinued. Mailing of dividends, divi-dend reinvestment statements, proxy materials and special notices will not be affected by an election to discontinue multiple mailings of the Annual Report to Shareholders.
                               VOTING PROCEDURES

 Shares held by persons who abstain from voting on any proposal and broker non-votes will not be voted for or against the proposal. Shares held by per-sons abstaining will be counted in determining whether a quorum is present for the purpose of voting on the proposal; however, broker non-votes will not be counted for this purpose.



                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

 To be included in the proxy statement and form of proxy for the 1996 Annual Meeting of Shareholders, proposals by shareholders must be received by Theresa
H. Allsop, Assistant Secretary of Northeast Utilities, at Northeast Utilities' general office by December 4, 1995, and must satisfy the conditions estab-lished by the SEC.

                                             By order of the Board of Trustees,

                                                    /s/ Robert P. Wax

                                                      Robert P. Wax
                                                       Secretary

                          ANNUAL REPORT ON FORM 10-K

 NORTHEAST UTILITIES WILL PROVIDE SHAREHOLDERS WITH A COPY OF ITS 1994 ANNUAL REPORT ON FORM 10-K TO THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHED-ULES THERETO, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST SENT TO:

                               THERESA H. ALLSOP
                              ASSISTANT SECRETARY
                              NORTHEAST UTILITIES
                              POST OFFICE BOX 270
                       HARTFORD, CONNECTICUT 06141-0270

        P R O X Y                        P R O X Y
                   NORTHEAST UTILITIES

               PROXY FOR ANNUAL MEETING OF
               SHAREHOLDERS - MAY 23, 1995

        The undersigned appoints WILLIAM B. ELLIS and WILLIAM J. PAPE II, and either of them, proxies of the undersigned, with power of substitution, to act for and to vote all common shares of the undersigned at the Annual Meeting of Shareholders of Northeast Utilities to be held on May 23, 1995, and any adjournment thereof, upon the matters set forth in the notice of said meeting as indicated below. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

        When properly executed, this proxy will
        be voted as specified by the undersigned.
        Unless otherwise instructed, this proxy
        will be voted FOR proposals 1, 2 and 3.

         THIS PROXY IS SOLICITED ON BEHALF OF THE
                    BOARD OF TRUSTEES

                          (OVER)

    THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR
    PROPOSALS 1, 2 AND 3.

    1. Fix the number of Trustees at thirteen.

           [_]       [_]       [_]

           FOR     AGAINST    ABSTAIN

    2. Election of the thirteen Trustees nominated.


           [_]              [_]                   [_]

           FOR     FOR ALL EXCEPT AS MARKED     WITHHELD

       TO VOTE FOR ALL NOMINEES, MARK THE "FOR" BOX. TO WITHHOLD VOTING FOR A PARTICULAR NOMINEE(S), MARK THE "FOR ALL EXCEPT AS MARKED" BOX AND STRIKE A LINE THROUGH THE NAME OF THE NOMINEE(S) IN THE LIST BELOW. TO WITHHOLD VOTING ON ALL NOMINEES, MARK THE "WITHHELD" BOX.

       Alfred F. Boschulte, Cotton Mather Cleveland, George David, William B. Ellis, Bernard M. Fox, Gaynor N. Kelley, Elizabeth T. Kennan, Denham C. Lunt, Jr., William J. Pape II, Robert E. Patricelli, Norman C. Rasmussen, John F. Swope, John F. Turner.

    3. Ratification of Arthur Andersen LLP as independent auditors for 1995.

           [_]       [_]       [_]

           FOR     AGAINST    ABSTAIN





       The undersigned hereby acknowledges receipt of notice of meeting and related proxy statement.

       Date............................................................1995

       SIGNED..............................................................

       SIGNED..............................................................


       Please sign in the same form as name appears hereon. If the shares are registered in more than one name, each joint owner or fiduciary should sign.

       Fiduciaries and corporate officers should indicate their titles.

       Discontinue mailing Annual Report for this account. (See Proxy Statement,
       page 16).    [_]

       I PLAN TO ATTEND THE MEETING.  [_]  YES   [_]  NO